EXHIBIT 3.1

KNIGHTSCOPE, INC.

a Delaware corporation

Issuer

AND

UMB BANK, N.A.,

Trustee

INDENTURE

Dated as of _______________, 2023

Unsecured Subordinated Debt Securities

TABLE OF CONTENTS1

1 This Table of Contents does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

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EXHIBIT A – Form of Bond

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INDENTURE

INDENTURE, dated as of ___________________, 2023, between KNIGHTSCOPE, INC., a Delaware corporation (the “Company” or the “Issuer”), and UMB Bank, N.A., a national banking association, as trustee (the “Trustee”):

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of subordinated unsecured debt securities (hereinafter referred to as the “Bonds”), in a maximum aggregate principal amount of Seventy-Five Million Dollars ($75,000,000.00) to be issued as registered Bonds, to be authenticated by the certificate of the Trustee;

WHEREAS, to provide the terms and conditions upon which the Bonds are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the Bonds by the holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of Bonds.

Article I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01         Definitions of Terms.

The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section and shall include the plural as well as the singular. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939, as amended, or that are by reference in said Trust Indenture Act defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this instrument.

“Affiliate” as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Governmental Agency” means any of: (1) the Social Security Administration; (2) the U.S. Office of Personnel Management; or (3) the Veteran’s Benefits Administration.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Bond issued in global form, or payments to the beneficial owners of any global Bond on account of principal and interest payments received by the Depositary in respect of any global Bond held by the Depositary, the rules and procedures of the Depositary.

“Authenticating Agent” means an authenticating agent with respect to the Bonds appointed by the Trustee pursuant to Section 2.09.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Bonds” means the bonds authenticated and delivered under this Indenture, together with all classes, sub-classes, series and sub-series of any such securities.

“Bondholder”, “holder of Bonds”, “registered holder”, or other similar term, means the Person or Persons in whose name or names a particular Bond shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

“Bond Register” has the meaning given in Section 2.04.

“Bond Registrar” has the meaning given in Section 2.04.

“Bond Service Obligation” means the amount payable by the Company in principal and interest due on the Bonds each Interest Accrual Period.

“Business Day” means any day other than a day on which Federal or State banking institutions in the City of Mountain View, California, are authorized or obligated by law, executive order or regulation to close.

“Capital Stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Certificate” means a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company. The Certificate need not comply with the provisions of Section 14.07.

“Change of Control Repurchase Event”, means (A) the acquisition by any person who is not an Affiliate of the Issuer, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the Capital Stock entitling that person to exercise more than 50% of the total voting power of all the Capital Stock entitled to vote in meetings of the Company (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (B) following the closing of any transaction referred to in subsection (A), neither the Issuer nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (“NYSE”), the NYSE American, or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq Stock Market.

“Company” means Knightscope, Inc., a corporation duly organized and existing under the laws of the State of Delaware, and, subject to the provisions of Article X, shall also include its successors and assigns.

“Corporate Officer” means the Chief Executive Officer, President or Chief Financial Officer of the Company or any other officer of the Company customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively.

“Corporate Officer’s Certificate” means a certificate signed by a Corporate Officer of the Company that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in Section 14.07, if and to the extent required by the provisions thereof.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 5555 San Felipe Street, Suite 870, Houston, Texas 77056, Attention: Jully Jiang, or such other address as the Trustee may designate from time to time by notice to the Bondholders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Bondholders and the Company).

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulted Interest” has the meaning given in Section 2.02.

“Depositary” means, with respect to the Bonds, Great Lakes Fund Solutions, Inc. and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Event of Default” means any event specified in Section 6.01, continued for the period of time, if any, therein designated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Governmental Obligations” means securities that are (i) direct obligations (other than obligations subject to variation in principal repayment) of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable prior to maturity at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Herein”, “hereof” and “hereunder”, and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are specifically referenced and incorporated herein or in any such supplemental indenture, respectively.

“Initial Interest Payment Date” means the initial date for payment of interest as set forth in the applicable Bond.

“Interest Accrual Period” means the period beginning on any Interest Payment Date and continuing up to but not including the next Interest Payment Date, or if interest has not been paid, from the date of issuance up to but not including the Initial Interest Payment Date.

“Interest Payment Date”, means any Initial Interest Payment Date and the last day of each calendar year, commencing December 31, 2024, or if any such day is not a Business Day, the next Business Day, thereafter until the Bonds have been repaid in full or are otherwise no longer outstanding.

“Maturity Date” means, with respect to any Bond, the date on which the principal of such Bond becomes due and payable as therein provided.

“Maturity Record Date” means, with respect to any Bond, as of the close of business on the first Business Day that is at least 31 days prior to the Maturity Date or redemption date applicable to such Bond.

“Notice of Maturity” means a notice from the Company to a Bondholder that the Bondholder’s Bonds will be maturing on the related Maturity Date.

“Opinion of Counsel” means an opinion in writing of legal counsel, who may be an employee of or counsel for the Company that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 14.07, if and to the extent required by the provisions thereof.

“Outstanding” means, subject to the provisions of Section 8.04, as of any particular time, all Bonds theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Bonds theretofore canceled by the Trustee or any paying agent, or delivered to the Trustee or any paying agent for cancellation or that have previously been canceled; (b) Bonds or portions thereof for the payment or redemption of which moneys or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been irrevocably set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided, however, that if such Bonds or portions of such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article III or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Bonds in lieu of or in substitution for which other Bonds shall have been authenticated and delivered pursuant to the terms of Section 2.06.

“Paying Agent” has the meaning given in Section 4.03.

“Person” means any individual, corporation, limited liability company, partnership, joint-venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Bond” of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purposes of this definition, any Bond authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed or stolen Bond.

“Qualifying Disability” means, with respect to any Bondholder or beneficial holder, a determination of disability based upon a physical or mental condition or impairment arising after the date such Bondholder or beneficial holder first acquired Bonds. Any such determination of disability must be made by the Applicable Governmental Agency responsible for reviewing the disability retirement benefits that the applicable Bondholder or beneficial holder could be eligible to receive.

“Record Date” means December 15th of each calendar year pertaining to an Interest Accrual Period.

“Responsible Officer” when used with respect to the Trustee means the Chairman of the Board of Directors, the President, any Vice President, the Secretary, the Treasurer, any trust officer, any corporate trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“SEC” means the U.S. Securities and Exchange Commission.

“Senior Indebtedness” shall mean the principal of (and premium, if any) and interest on all indebtedness of the Company whether created, incurred or assumed before, on or after the date of this Indenture; provided that such Senior Indebtedness shall not include (i) indebtedness of the Company that, when incurred and without respect to any election under Section 1111(b) of Title 11, U.S. Code, was without recourse, and (ii) any other indebtedness of the Company which by the terms of the instrument creating or evidencing the same is specifically designated as being subordinated to or pari passu with the Bonds. The term “indebtedness” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

“Subsidiary” means, with respect to any Person, (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (ii) any general partnership, limited liability company, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

“Trustee” means UMB Bank, N.A. and, subject to the provisions of Article VII, shall also include its successors and assigns, and, if at any time there is more than one Person acting in such capacity hereunder, “Trustee” shall mean each such Person.

“Voting Stock”, as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Section 1.02         Rules of Construction

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)            the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation;

(4)            the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5)           the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”);

(6)            the masculine gender includes the feminine and the neuter; and

(7)            references to agreements and other instruments include subsequent amendments and supplements thereto.

Section 1.03         Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, a governmental official or officers or any other Person or Persons, stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Bond, they may, but need not, be consolidated and form one instrument.

Article II
ISSUE, DESCRIPTION, TERMS, EXECUTION, REGISTRATION AND
EXCHANGE OF SECURITIES

Section 2.01         Form of Bonds and Trustee’s Certificate.

The Bonds and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Bonds may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Bonds may be listed, or to conform to usage. The terms and conditions contained in the Bonds shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Bond conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Bonds shall be issued from time to time upon receipt by the Trustee of a written order of the Company stating the terms and conditions of the Bonds and principal amount of Bonds to be issued and that it has delivered to the Trustee the items required by Section 2.03. All Bonds issued under this Indenture shall rank pari passu. For Bonds issued, at the request of the Trustee, the Company shall deliver prior to issuance of such Bonds a Form W-9 for each registered holder of such Bonds and any other information required by law or as reasonably requested by the Bond Registrar to maintain the Bond Register and make the payments to the registered holders. The Trustee, Paying Agent and Bond Registrar may conclusively rely upon such information provided by the Company.

Section 2.02         Denominations; Provisions for Payment; Maturity.

(a)         The Bonds shall be issuable as registered Bonds and in the denominations of One Thousand U.S. Dollars ($1,000) or any integral multiple thereof. The Bonds will be issued initially in series with the sole difference between the series being their respective maturity dates, over a 3-year period starting from the date of qualification of the Regulation A Offering Statement on Form 1-A filed on August 14, 2023 (SEC File No. 024-12314). Each series of Bonds beginning with Series A will correspond to a particular closing(s). Each series of Bonds will mature on the fifth anniversary of the initial issuance date of Bonds in such series (the “Maturity Date”) and will bear simple interest at a fixed rate of ten percent (10.0%) per annum payable on each Interest Payment Date. The Bonds shall bear interest from the date of issuance at the rate prescribed hereinabove, payable annually in arrears on each Interest Payment Date.

The principal of and the interest on the Bonds, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the Corporate Trust Office or agency of the Paying Agent (as defined herein); provided, however, that at the option of the Company and with prior written consent of the Bondholder and prior written notice to the Trustee and Paying Agent thereof, payment of interest, may be made by check mailed by the Company directly to the address of the Person entitled thereto as such address shall appear in the Bond Register instead of first being deposited with the Paying Agent. In such case, the Trustee and the Paying Agent shall be entitled to rely conclusively upon the records of the Company in determining the amount of Bonds Outstanding. Each Bond shall be dated the date of its authentication by the Trustee. Interest on the Bonds shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest installment on any Bond that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name said Bond (or one or more Predecessor Bonds) is registered at the close of business on the Record Date for such interest installment. In the event that any Bond is called for redemption and the redemption date is subsequent to a Record Date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Bond will be paid upon presentation and surrender of such Bond as provided in Section 3.03. Notwithstanding any other provisions of this Section 2.02, payment of principal of and any interest on any Bonds issued in global form shall be made to a Depositary or its nominee, as the case may be, as the sole registered owner and holder of such Bonds for all purposes under this Indenture, and the Depositary shall be solely responsible to remit such principal and interest payments received by it to the beneficial owners of such global Bonds in accordance with the Applicable Procedures of the Depositary.

(b)           Any interest on any Bond that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant Record Date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

(1)            The Company may make payment of any Defaulted Interest on Bonds to the Persons in whose names such Bonds (or their respective Predecessor Bonds) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Bond and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, or transmitted by electronic transmission to each Bondholder at his or her address or email address as it appears in the Bond Register (as hereinafter defined), not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed or electronically transmitted as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Bonds (or their respective Predecessor Bonds) are registered on such special record date.

(2)            The Company may make payment of any Defaulted Interest on any Bonds in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Bonds may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee. Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Bond.

(c)           No more than 240 days and no less than 180 days prior to a Maturity Date, for any Bond, the Company will send to the Trustee and each holder of such a Bond as of its Maturity Record Date a Notice of Maturity (via first class U.S. mail, facsimile or electronic transmission). The Notice of Maturity will notify the holder of the Bond’s pending maturity.

Section 2.03         Execution and Authentication.

The Bonds shall be signed on behalf of the Company by a Corporate Officer. Signatures may be in the form of a manual or facsimile signature. The Company may use the facsimile signature of any Person who shall have been a Corporate Officer, notwithstanding the fact that at the time the Bonds shall be authenticated and delivered or disposed of such Person shall have ceased to be a Corporate Officer of the Company. The Bonds may contain such notations, legends or endorsements required by law, stock exchange rule or usage. A Bond shall not be valid until authenticated manually by an authorized signatory of the Trustee, or by an Authenticating Agent. Such signature shall be conclusive evidence that the Bond so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Bonds executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Bonds, signed by a Corporate Officer, and the Trustee in accordance with such written order shall authenticate and deliver such Bonds.

Prior to the initial issuance of the Bonds, in authenticating such Bonds and accepting the additional responsibilities under this Indenture in relation to such Bonds, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that (1) the Company is permitted by law to enter into this Indenture, (2) the form and terms of the Bonds have been established in conformity with the provisions of this Indenture, the Regulation A Offering Statement on Form 1-A filed on August 14, 2023 (SEC File No. 024-12314), all SEC requirements, and other applicable laws and regulations, and (3) that such Bonds, when authenticated and delivered by the Trustee and issued by the Company will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to any Bankruptcy Law or other insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is sought in a proceeding in equity or at law); and a Corporate Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of the Bonds have been complied with and that, to the best of the knowledge of the signer(s) of such Corporate Officer’s Certificate, no Event of Default with respect to any of the Bonds shall have occurred and be continuing. Additionally, prior to the issuance of any Bonds after the initial issuance, the Company shall deliver to the Trustee a Corporate Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of the Bonds have been complied with and that, to the best of the knowledge of the signer(s) of such Corporate Officer’s Certificate, no Event of Default with respect to any of the Bonds shall have occurred and be continuing. The Trustee may conclusively rely upon the Opinion of Counsel and Corporate Officer’s Certificate in authenticating the Bonds and accepting the responsibility under this Indenture. The Trustee shall not be required to authenticate such Bonds if the issue of such Bonds pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Bonds and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

Section 2.04         Registration of Transfer and Exchange.

(a)           Bonds may be exchanged upon presentation thereof at the office or agency of the Bond Registrar (as defined herein), for other Bonds of authorized denominations, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Bonds so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Bond or Bonds that the Bondholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

(b)          The Company shall keep, or cause to be kept, at its office or agency designated for such purpose by the Company, a register or registers (herein referred to as the “Bond Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Bonds and the transfers of Bonds as in this Article provided and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Bonds and transfer of Bonds as herein provided shall be appointed as authorized by the Company (the “Bond Registrar”). The initial Bond Registrar shall be the Trustee. Upon surrender for transfer of any Bond with the Bond Registrar, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in the name of the transferee or transferees a new Bond as the Bond presented for a like aggregate principal amount. All Bonds presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Company or the Bond Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company and the Bond Registrar, duly executed by the registered holder or by such holder’s duly authorized attorney in writing.

(c)           No service charge shall be made for any exchange or registration of transfer of Bonds, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.04, Section 3.03(b) and Section 9.04 not involving any transfer. The Company shall not be required (i) to issue, exchange or register the transfer of any Bonds during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the Outstanding Bonds and ending at the close of business on the day of such mailing, nor (ii) to register the transfer of or exchange any Bonds called for redemption.

(d)           The transfer and exchange of beneficial interests in the Bonds will be effected through the respective Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures of the Depositary. The Trustee may conclusively rely upon any written direction from the Depositary received in accordance with this Section and Section 2.04(e).

If applicable, upon notification from the Depositary, the Trustee shall adjust the principal amount of the relevant Bond(s) pursuant to Section 2.04(e) in accordance with the procedures of the Depositary.

(e)           At any time prior to cancellation of a Bond, if any beneficial interest in such a Bond is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Bond issued under this Indenture, the principal amount represented by such Bond will be reduced accordingly in accordance with the procedures of the Depositary; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Bond issued under this Indenture, such other Bond will be increased accordingly in accordance with the procedures of the Depositary.

Section 2.05         [Intentionally deleted]

Section 2.06         Mutilated, Destroyed, Lost or Stolen Bonds.

In case any Bond shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon the Company’s request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Bond bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Bond, or in lieu of and in substitution for the Bond so destroyed, lost or stolen. In every case the applicant for a substituted Bond shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant’s Bond and of the ownership thereof. The Trustee may authenticate any such substituted Bond and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Bond, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Bond that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Bond, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Bond) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Bond and of the ownership thereof. Every replacement Bond issued pursuant to the provisions of this Section shall constitute an additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Bond shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder. All Bonds shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.07         Cancellation.

All Bonds surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any paying agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be cancelled by it, and no Bonds shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. The Trustee may dispose of canceled Bonds in accordance with its standard procedures and deliver a certificate of disposition to the Company. If the Company shall otherwise acquire any of the Bonds, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Bonds unless and until the same are delivered to the Trustee for cancellation.

Section 2.08         Benefits of Indenture.

Nothing in this Indenture or in the Bonds, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Bonds any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Bonds.

Section 2.09         Authenticating Agent.

So long as any of the Bonds remain Outstanding there may be an Authenticating Agent for any or all Bonds which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Bonds issued upon exchange, transfer or partial redemption thereof, and Bonds so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided that such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

Section 2.10         Global Form of Bonds

The Company shall issue any or all Bonds in global form. The Company may issue a global Bond only to a Depositary. A Depositary may transfer a global Bond only to its nominee or to a successor Depositary. A global Bond shall represent the amount of the securities specified therein. A global Bond may have variations that the Depositary requires or that the Company considers appropriate for such a security.

Prior to due presentment of the Bond(s) for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Bond(s) is registered as the owner of such Bonds for the purpose of receiving payment of principal of and interest on such Bond(s) and for all other purposes whatsoever, whether or not such Bond(s) be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Beneficial owners of a global Bond shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such global Bond. Beneficial owners of part or all of a global Bond are subject to the rules of the Depositary as in effect from time to time. The Company, the Trustee and any agent of the Company or Trustee shall not be responsible for any acts or omissions of a Depositary, for any Depositary records of beneficial ownership interests or for any transactions between the Depositary and beneficial owners. All notices and communications to be given to the Bondholders and all payments to be made to Bondholders under the Bonds shall be given or made only to or upon the order of the Bondholders (which shall be the Depositary or its nominee in the case of a global Bond). The rights of beneficial owners in any global Bond shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee and the Company may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to the beneficial owners in any global Bond.

Article III
REDEMPTION OF SECURITIES

Section 3.01         Redemption.

The Bonds may be redeemed, in whole or from time to time in part, subject to the conditions set forth in this Article III or in the applicable Bond. If the Company elects to redeem Bonds pursuant to this Article III, it shall notify the Trustee in writing of the redemption date, the redemption price and the principal amount of Bonds to be redeemed. The Company shall give notice of redemption to the Trustee not less than ten (10) days nor more than sixty (60) days before the redemption date, together with such documentation and records as shall enable the Trustee to select the Bonds to be redeemed. If a Change of Control Repurchase Event occurs while any Bonds remain outstanding, the Company shall make an offer to each Bondholder to repurchase all or any amount of each Bondholder’s Bonds at the redemption price set forth on the Bond.

Section 3.02         Notice of Redemption.

(a)            In case the Company shall desire to exercise any right to redeem all or, as the case may be, a portion of the Bonds in accordance with any right reserved so to do, the Company shall, or shall cause the Trustee to, give notice of such redemption to holders of the Bonds to be redeemed by mailing, first class postage prepaid, or by electronic transmission a notice of such redemption not less than five (5) days and not more than sixty (60) days before the date fixed for redemption to such holders at their last addresses or email addresses as they shall appear upon the Bond Register unless a shorter period is specified in the Bonds to be redeemed. Any notice that is mailed or transmitted in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any Bond designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Bonds. In the case of any redemption of Bonds prior to the expiration of any restriction on such redemption provided in the terms of such Bonds or elsewhere in this Indenture, the Company shall furnish the Trustee with a Corporate Officer’s Certificate evidencing compliance with any such restriction. Each such notice of redemption shall specify the date fixed for redemption and the redemption price at which Bonds are to be redeemed, and shall state that payment of the redemption price of such Bonds to be redeemed will be made at the office or agency of the Paying Agent at 928 Grand Blvd, 9th Floor, Kansas City, Missouri, 64106, or such other location designated by the Company, upon presentation and surrender of such Bonds, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that from and after said date interest will cease to accrue. If less than all the Bonds are to be redeemed, the notice to the holders of Bonds to be redeemed in whole or in part shall specify the particular Bonds to be so redeemed. In case any Bond is to be redeemed in part only, the notice that relates to such Bond shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the redemption date, upon surrender of such Bond, a new Bond or Bonds in principal amount equal to the unredeemed portion thereof will be issued.

(b)          If less than all of any class or series of the Bonds are to be redeemed, the Company shall give the Trustee at least fifteen (15) days’ notice (unless a shorter period is satisfactory to the Trustee) in advance of the date fixed for redemption as to the aggregate principal amount of Bonds to be redeemed, and thereupon the Trustee shall select by lot the Bonds to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Bonds to be redeemed, in whole or in part. The Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by a Corporate Officer, instruct the Trustee or any paying agent to call all or any part of the Bonds for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Company or its own name as the Trustee or such paying agent as it may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Bond Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail or electronic transmission that may be required under the provisions of this Section.

Section 3.03         Payment Upon Redemption.

(a)            If the giving of notice of redemption shall have been completed as above provided, the Bonds or portions of Bonds to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption and interest on such Bonds or portions of Bonds shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such redemption price and accrued interest with respect to any such Bond or portion thereof. On presentation and surrender of such Bonds on or after the date fixed for redemption at the place of payment specified in the notice, said Bonds shall be paid and redeemed at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is an Interest Payment Date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date pursuant to Section 2.02).

(b)          Upon presentation of any Bond that is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and the office or agency where the Bond is presented shall deliver to the holder thereof, at the expense of the Company, a new Bond of authorized denominations in principal amount equal to the unredeemed portion of the Bond so presented.

Article IV
COVENANTS

Section 4.01         Payment of Principal, Premium and Interest.

The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest, on the Bonds at the time and place and in the manner provided herein and established with respect to such Bonds. The Company shall wire such amount in immediately available funds by 10:00 A.M central time on the Interest Payment Date or the Maturity Date, while the Paying Agent will pay such amount to the Depositary.

Section 4.02         Maintenance of Office or Agency.

So long as the Bonds remain Outstanding, the Company agrees to cause to be maintained an office of the Bond Registrar, where (i) Bonds may be presented for payment, (ii) Bonds may be presented as herein above authorized for registration of transfer and exchange, and (iii) notices and demands to or upon the Company in respect of the Bonds and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by its Corporate Officer and delivered to the Trustee, designate some other office or agency in the City of Mountain View, California for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations of Bonds may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations.

Section 4.03         Paying Agents.

(a)           The Company hereby appoints the Trustee as the initial paying agent (the “Paying Agent”). If the Company shall appoint one or more paying agents for the Bonds, other than the Trustee, the Company will cause each such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

(1)            that it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Bonds (whether such sums have been paid to it by the Company or by any other obligor of such Bonds) in trust for the benefit of the Persons entitled thereto;

(2)            that it will give the Trustee notice of any failure by the Company (or by any other obligor of such Bonds) to make any payment of the principal of (and premium, if any) or interest on the Bonds when the same shall be due and payable;

(3)           that it will, at any time during the continuance of any failure referred to in the preceding paragraph (a)(2) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and

(4)            that it will perform all other duties of paying agent as set forth in this Indenture.

(b)           If the Company shall act as its own paying agent with respect to the Bonds, it will on or before each due date of the principal of (and premium, if any) or interest on Bonds, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Bonds) to take such action. Whenever the Company shall have one or more paying agents, it will, prior to each due date of the principal of (and premium, if any) or interest deposit with the paying agent a sum sufficient to pay the principal (and premium, if any) or interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of this action or failure so to act.

(c)           Notwithstanding anything in this Section to the contrary,

(1)            the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 11.05, and

(2)            the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying agent to pay, to the Trustee all sums held in trust by the Company or such paying agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such paying agent; and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

Section 4.04         Appointment to Fill Vacancy in Office of Trustee.

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.11, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.05         Compliance with Consolidation Provisions.

The Company will not, while any of the Bonds remain Outstanding, consolidate with or merge into any other Person, or sell, convey, transfer or otherwise dispose of its property as an entirety or substantially as an entirety to any other Person unless the provisions of Article X hereof are complied with.

Section 4.06         Statement by Officers as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a Certificate, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such signer may have knowledge.

Article V
BONDHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND
THE TRUSTEE

Section 5.01         Company to Furnish Trustee Names and Addresses of Bondholders.

The Company will furnish or cause to be furnished to the Trustee

(1)            not more than 15 days after each Record Date a list, in such form as the Trustee may reasonably require, of the names, addresses and email addresses of the holders of the Bonds as of such Record Date, provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and

(2)            at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that, in either case, no such list need be furnished for any Bonds for which the Trustee shall be the Bond Registrar.

Section 5.02          Preservation of Information; Communications With Bondholders.

(a)           The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names, addresses and email addresses of the holders of Bonds contained in the most recent list furnished to it as provided in Section 5.01 and as to the names, addresses and email addresses of holders of Bonds received by the Trustee in its capacity as Bond Registrar (if acting in such capacity).

(b)          The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(c)           Bondholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Bondholders with respect to their rights under this Indenture or under the Bonds.

Section 5.03         Reports by the Company.

The Company covenants and agrees to provide (which delivery may be via electronic mail) to the Trustee, (i) annually, within one hundred twenty (120) days following December 31st, a written statement certifying that to the knowledge of the Company’s officers the Company is in compliance with this Indenture, or specifying any Event of Default hereunder; and (ii) within 15 days after the Company files the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Company files with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; provided, however, the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and received confidential treatment by the SEC; and provided further, so long as such filings by the Company are available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (EDGAR), such filings shall be deemed to have been filed with the Trustee for purposes of this Section 5.03 without any further action required by the Company, provided, however, that the Trustee shall have no obligation whatsoever to determine if such filing has been so made and shall have no obligation to review any of the reports or other documentation delivered to it under this Section 5.03.

Article VI
REMEDIES OF THE TRUSTEE AND BONDHOLDERS ON EVENT OF DEFAULT

Section 6.01         Events of Default.

(a)           Whenever used herein, “Event of Default” means any one or more of the following events that has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)            the Company defaults in the payment of any installment of interest upon any of the Bonds as and when the same shall become due and payable, and continuance of such default for a period of 60 days; provided, however, that a valid extension of an interest payment period by the Trustee (at the direction of holders of at least a majority in principal amount of the Bonds at the time Outstanding) or in accordance with the terms of any indenture supplemental hereto shall not constitute a default in the payment of interest for this purpose;

(2)           the Company defaults in the payment of the principal of (or premium, if any, on) any of the Bonds as and when the same shall become due and payable, and continuance of such default for a period of 60 days, whether at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Bonds by the Trustee (at the direction of holders of at least a majority in principal amount of the Bonds at the time Outstanding) or in accordance with the terms of any indenture supplemental hereto shall not constitute a default in the payment of principal or premium, if any;

(3)            the Company fails to observe or perform any other of its covenants or agreements contained in this Indenture for a period of 120 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least a majority in principal amount of the Bonds at the time Outstanding;

(4)            the Company pursuant to or within the meaning of any Bankruptcy Law

(i)              commences a voluntary case,

(ii)              consents to the entry of an order for relief against it in an involuntary case,

(iii)            consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(iv)             makes a general assignment for the benefit of its creditors;

(5)            a court of competent jurisdiction enters an order under any Bankruptcy Law that

(i)              is for relief against the Company in an involuntary case,

(ii)             appoints a Custodian of the Company or for all or substantially all of its property, or

(iii)            orders the liquidation of the Company, and the orders remain unstayed and in effect for 90 days.

(b)          In each and every such case, unless the principal of all the Bonds shall have already become due and payable, either the Trustee or the holders of a majority in aggregate principal amount of the Bonds then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Bondholders), may declare the principal of (and premium, if any, on) and accrued and unpaid interest, on all the Bonds to be due and payable immediately, and subject to Article 13 hereof, upon any such declaration the same shall become and shall be immediately due and payable.

(c)           At any time after the principal of the Bonds shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the holders of a majority in aggregate principal amount of the Bonds then Outstanding hereunder, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)            the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Bonds and the principal of (and premium, if any, on) any and all Bonds that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Bonds to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.07, and

(2)            any and all Events of Default under the Indenture, other than the nonpayment of principal on Bonds that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.06. No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

(d)           In case the Trustee shall have proceeded to enforce any right with respect to Bonds under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case, subject to any determination in such proceedings, the Company, and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

Section 6.02         Collection of Indebtedness and Suits for Enforcement by Trustee.

(a)           The Company covenants that

(1)           in case it shall default in the payment of any installment of interest on any of the Bonds, as and when the same shall have become due and payable, and such default shall have continued for a period of 60 days, or

(2)            in case it shall default in the payment of the principal of (or premium, if any, on) any of the Bonds when the same shall have become due and payable, whether upon maturity or upon redemption, and such default shall have continued for a period of 60 days, then, upon demand of the Trustee or the Bondholders of a majority in aggregate principal amount of the Bonds, the Company will pay to the Trustee, for the benefit of the holders of the Bonds, the whole amount that then shall have been become due and payable on all such Bonds for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate per annum expressed in the Bonds; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 7.07.

(b)          If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Bonds and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or other obligor upon the Bonds, wherever situated.

(c)          In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Company, or its creditors or property, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Bonds allowed for the entire amount due and payable by the Company under the Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.07; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Bonds to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Bondholders, to pay to the Trustee any amount due it under Section 7.07.

(d)          All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to the Bonds, may be enforced by the Trustee without the possession of any of such Bonds, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.07, be for the ratable benefit of the holders of the Bonds. In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Bondholder in any such proceeding.

Section 6.03         Application of Moneys Collected.

Any moneys collected by the Trustee pursuant to this Article together with any funds held by the Trustee shall be applied in the following order, at the date or dates fixed by the Trustee:

FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 7.07;

SECOND: To the payment of the amounts then due and unpaid upon Bonds of for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Bonds for principal (and premium, if any) and interest, respectively;

THIRD: Upon written direction of the Company, to the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto as directed by the Company.

Section 6.04         Limitation on Suits.

No holder of any Bond shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)           such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof specifying such Event of Default, as hereinbefore provided;

(2)            the holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder;

(3)            such holder or holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

(4)            the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding; and

(5)            notwithstanding anything contained herein to the contrary, the right of any holder of any Bond to receive payment of the principal of (and premium, if any) and interest, on such Bond, as therein provided, on the respective due dates expressed in such Bond (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date in accordance with this Indenture, shall not be impaired or affected without the consent of such holder and by accepting a Bond hereunder it is expressly understood, intended and covenanted by the taker and holder of every Bond with every other such taker and holder and the Trustee, that no one or more holders shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Bonds, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Bonds. For the protection and enforcement of the provisions of this Section, each and every Bondholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 6.05         Rights and Remedies Cumulative; Delay or Omission Not Waiver.

(a)           All powers and remedies given by this Article to the Trustee or to the Bondholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Bonds, by judicial proceedings, or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Bonds.

(b)           No delay or omission of the Trustee or of any holder of any of the Bonds to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or on acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article or by law to the Trustee or the Bondholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Bondholders.

Section 6.06         Control by Bondholders.

The holders of a majority in aggregate principal amount of the Bonds at the time Outstanding, determined in accordance with Section 8.01, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture. Subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee or its counsel, determine that the proceeding so directed would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Bonds at the time Outstanding affected thereby, determined in accordance with Section 8.01, may on behalf of the holders of all of the Bonds waive any past default in the performance of any of the covenants contained herein and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any of the Bonds as and when the same shall become due by the terms of such Bonds (except as otherwise provided in Section 6.01(a)) otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee (in accordance with Section 6.01(c)) or in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the holder of each Outstanding Bond affected. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Bonds shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.07         Undertaking to Pay Costs.

All parties to this Indenture agree, and each holder of any Bonds by such holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Bondholder, or group of Bondholders, holding more than 10% in aggregate principal amount of the Outstanding Bonds, or to any suit instituted by any Bondholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Bond, on or after the respective due dates expressed in such Bond or established pursuant to this Indenture.

Article VII

CONCERNING THE TRUSTEE

Section 7.01         Certain Duties and Responsibilities of Trustee.

(a)          The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (that has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1)            prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred: the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall be responsible only for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture;

(2)            the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(3)            the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Bonds at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Bonds; and

(4)           None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

Section 7.02         Notice of Defaults.

(a)           The Trustee shall not be required to take notice or be deemed to have notice of any Default or Event of Default hereunder, unless a Responsible Officer of the Trustee shall be specifically notified in writing of such default by the Company, or the Owners of at least 25% in principal amount of all Outstanding Bonds, and in the absence of such notice so delivered, the Bond Trustee may conclusively assume there is no default except as aforesaid.

(b)           If an Event of Default occurs hereunder of which the Trustee has notice or is deemed to have notice in accordance with Section 7.02(a), the Trustee shall promptly give the holders notice of such Event of Default; provided, however, that in the case of any Event of Default of the character specified in clause (3) of Section 6.01(a), no such notice to holders shall be given until at least 30 days after the occurrence thereof.

Section 7.03         Certain Rights of Trustee.

Except as otherwise provided in Section 7.01:

(a)           The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)          Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company, by a Corporate Officer thereof (unless other evidence in respect thereof is specifically prescribed herein);

(c)          The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(d)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Bondholders, pursuant to the provisions of this Indenture, unless such Bondholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

(e)           The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the holders of not less than a majority in principal amount of the Outstanding Bonds (determined as provided in Section 8.04); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

(g)          The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(h)           None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it;

(i)            In no event shall the Trustee, including its Responsible Officers, be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder should it act as Paying Agent or Registrar at any time and each agent, custodian and other person employed by the Trustee to act hereunder;

(k)          The Trustee shall not be responsible for any recital herein or in the Bonds (except with respect to the Certificate of Authentication of the Trustee endorsed on the Bonds), or for the recording or rerecording, filing or refiling of this Indenture or any financing statement or security agreement in connection therewith or for the validity of the execution by the Company of this Indenture or of any supplemental indentures or instruments of further assurance.

(l)            In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, pandemics, epidemics, recognized public emergencies, quarantine restrictions, hacking or  cyber-attacks, or other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.04          Trustee Not Responsible for Recitals or Issuance or Bonds.

(a)           The recitals contained herein and in the Bonds shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

(b)           The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Bonds.

(c)           The Trustee shall not be accountable for the use or application by the Company of any of the Bonds or of the proceeds of such Bonds, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any paying agent other than the Trustee.

Section 7.05         May Hold Bonds.

The Trustee or any paying agent or Bond Registrar, in its individual or any other capacity, may become the owner or pledgee of Bonds with the same rights it would have if it were not Trustee, paying agent or Bond Registrar.

Section 7.06         Moneys Held in Trust.

Subject to the provisions of Section 11.05, all moneys received by the Trustee shall, until used or applied as herein provided, be held un-invested in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

Section 7.07         Compensation and Reimbursement.

(a)           The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company, and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee (including, without limitation, fees for extraordinary services rendered), and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ and the reimbursement of all extraordinary expenses incurred) except any such expense, disbursement or advance as may arise from its gross negligence or bad faith. The fees, charges and expenses specified herein are for the typical and customary services as trustee. Fees for additional or extraordinary services not now part of the customary services provided, such as special services during default or additional government reporting requirements will be charged at the then current rates for such services.

The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust and the performance of its duties and the taking of any enforcement actions hereunder, including the costs and expenses of defending itself against any claim of liability in the premises.

(b)           The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Bonds upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Bonds. The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

Section 7.08         Reliance on Officer’s Certificate.

Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by a Corporate Officer’s Certificate delivered to the Trustee and such certificate, in the absence of gross negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

Section 7.09         Disqualification; Conflicting Interests.

If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, it shall, within 90 days after ascertaining that it has a conflicting interest, or within 30 days after receiving written notice from the Company that it has a conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect specified in Section 7.11.

Section 7.10         Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee with respect to the Bonds issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the SEC, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least One Hundred Million U.S. Dollars ($100,000,000), and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.11.

Section 7.11         Resignation and Removal; Appointment of Successor.

(a)           The Trustee or any successor hereafter appointed, may at any time resign by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, or by electronic transmission to the Bondholders, as their names, addresses and email addresses appear upon the Bond Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of a Corporate Officer, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Bondholder who has been a bona fide holder of a Bond or Bonds for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)           In case at any time any one of the following shall occur:

(1)           the Trustee shall fail to comply with the provisions of Section 7.09 after written request therefor by the Company or by any Bondholder who has been a bona fide holder of a Bond or Bonds for at least six months; or

(2)           the Trustee shall cease to be eligible in accordance with the provisions of Section 7.10 and shall fail to resign after written request therefor by the Company or by any such Bondholder; or

(3)            the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to all Bonds and appoint a successor trustee by written instrument, in duplicate, executed by order of a Corporate Officer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, unless, in the case of a failure to comply with Section 7.09, any Bondholder who has been a bona fide holder of a Bond or Bonds for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)           The holders of a majority in aggregate principal amount of the Bonds at the time Outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the consent of the Company.

(d)           Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Bonds pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.12.

Section 7.12         Acceptance of Appointment By Successor.

(a)           In case of the appointment hereunder of a successor trustee with respect to all Bonds, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

(b)           Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

(c)           No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

(d)           Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, or by electronic transmission to the Bondholders, as their names, addresses and email addresses appear upon the Bond Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

Section 7.13         Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 7.09 and eligible under the provisions of Section 7.10, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Bonds shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had itself authenticated such Bonds.

Article VIII

CONCERNING THE BONDHOLDERS

Section 8.01         Evidence of Action by Bondholders.

Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Bonds may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders in Person or by agent or proxy appointed in writing. If the Company shall solicit from the Bondholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by a Corporate Officer’s Certificate, fix in advance a record date for the determination of Bondholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Bondholders of record at the close of business on the record date shall be deemed to be Bondholders for the purposes of determining whether Bondholders of the requisite proportion of Outstanding Bonds have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Bonds shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Bondholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 8.02         Proof of Execution by Bondholders.

Subject to the provisions of Section 7.01, proof of the execution of any instrument by a Bondholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Bonds shall be sufficient if made in the following manner:

(a)           The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b)           The ownership of Bonds shall be proved by the Bond Register of such Bonds or by a certificate of the Bond Registrar thereof.

(c)           The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

Section 8.03         Who May be Deemed Owners.

Prior to the due presentment for registration of transfer of any Bond, the Company, the Trustee, any paying agent and any Bond Registrar may deem and treat the Person in whose name such Bond shall be registered upon the books of the Company as the absolute owner of such Bond (whether or not such Bond shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Bond Registrar) for the purpose of receiving payment of or on account of the principal of (and premium, if any) and (subject to Section 2.02) interest on such Bond and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Bond Registrar shall be affected by any notice to the contrary.

Section 8.04         Certain Bonds Owned by Company Disregarded.

In determining whether the holders of the requisite aggregate principal amount of Bonds have concurred in any direction, consent of waiver under this Indenture, the Bonds that are owned by the Company or any other obligor or by any Person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds that the Trustee actually knows are so owned shall be so disregarded. The Bonds so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Bonds and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 8.05         Actions Binding on Future Bondholders.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Bonds specified in this Indenture in connection with such action, any holder of a Bond that is shown by the evidence to be included in the Bonds the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Bond. Except as aforesaid any such action taken by the holder of any Bond shall be conclusive and binding upon such holder and upon all future holders and owners of such Bond, and of any Bond issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Bond. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Bonds specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Bonds.

Article IX
SUPPLEMENTAL INDENTURES

Section 9.01         Supplemental Indentures Without the Consent of Bondholders.

In addition to any supplemental indenture otherwise authorized by this Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto, without the consent of the Bondholders, for one or more of the following purposes:

(1)            to cure any ambiguity, defect, or inconsistency herein or in the Bonds;

(2)            to provide for uncertificated Bonds in addition to or in place of certificated Bonds;

(3)            to add to the covenants, restrictions, conditions or provisions relating to the Company for the benefit of the holders of all of the Bonds, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default, or to surrender any right or power herein conferred upon the Company;

(4)            to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of Bonds (prior to the issuance thereof), as herein set forth;

(5)            to make any change that does not adversely affect the rights of the Bondholders in any material respect;

(6)           to provide for the issuance of and establish the form and terms and conditions of the Bonds, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or Bonds, or to add to the rights of the holders of any Bonds;

(7)            to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.12; or

(8)            to comply with any requirements of the SEC or any successor.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Bonds at the time Outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02         Supplemental Indentures With Consent of Bondholders.

With the consent (evidenced as provided in Section 8.01) of the holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 9.01 the rights of the holders of the Bonds under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Bond then Outstanding and affected thereby:

(1)           extend the maturity of the principal of, or any installment of principal of or interest on, any Bond, or reduce the principal amount thereof, or reduce the rate of interest or extend the time of payment of interest thereon or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of any other Bond which would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01 or change the coin or currency in which any Bond or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date) as provided herein, or

(2)           reduce the percentage in principal amount of the Outstanding Bonds, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of certain defaults hereunder and their consequences provided for in this Indenture, or

(3)            modify any of the provisions of this Section or Section 6.06 relating to waivers of default, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Outstanding Bond affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 7.12 and 9.01(8).

Section 9.03         Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Bonds shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04         Bonds Affected by Supplemental Indentures.

Bonds affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article, may bear a notation in form approved by the Company, provided such form meets the requirements of any exchange upon the Bonds may be listed, as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Bonds so modified as to conform, in the opinion of a Corporate Officer of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Bonds then Outstanding.

Section 9.05         Execution of Supplemental Indentures.

Upon the request of the Company and upon the filing with the Trustee of evidence of the consent of Bondholders required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee, subject to the provisions of Section 7.01, may receive a Corporate Officer’s Certificate or an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, or by electronic transmission a notice, setting forth in general terms the substance of such supplemental indenture, to the Bondholders as their names, addresses and email addresses appear upon the Bond Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Article X
SUCCESSOR ENTITY

Section 10.01   Company Consolidation, Etc.

The Company covenants that it will not merge into or consolidate with any other corporation or other entity (whether or not affiliated with the Company) or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property to any other corporation or other entity (whether or not affiliated with the Company or its successor or successors), unless (i) such other corporation or Person shall expressly assume the due and punctual payment of the principal of, and premium, if any, and interest on all the Bonds of all series in accordance with the terms of each series, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture with respect to each series or established with respect to such series to be kept or performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation or Person and (ii) immediately after giving effect to such merger or consolidation, or such sale, conveyance, transfer or lease or other disposition, no Event of Default shall have occurred and be continuing. Any Person may merge into or consolidate with the Company provided that the Company is the surviving corporation.

In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Bonds of all series Outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture or established with respect to each series of the Bonds to be kept or performed by the Company with respect to each series, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and thereupon the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Bonds. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company or any other predecessor obligor on the Bonds, any or all of the Bonds issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor company, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Bonds which previously shall have been signed and delivered by the officers of the predecessor Company to the Trustee for authentication, and any Bonds which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Bonds so issued shall in all respects have the same legal rank and benefit under this Indenture as the Bonds theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Bonds had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, conveyance, transfer or other disposition such changes in phraseology and form (but not in substance) may be made in the Bonds thereafter to be issued as may be appropriate.

Nothing contained in this Indenture or in any of the Bonds shall prevent the Company from merging into itself or acquiring by purchase or otherwise all or any part of the property of any other corporation or entity (whether or not affiliated with the Company).

Article XI
SATISFACTION AND DISCHARGE; REDEMPTION

Section 11.01   Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Bonds herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1)            either (A) all Bonds theretofore authenticated and delivered (other than (i) any Bonds that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.06 and (ii) Bonds for whose payment money or noncallable Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 11.05) have been delivered to the Trustee for cancellation; or (B) all Bonds not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will by their terms become due and payable within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit or cause to be deposited with the Trustee as trust funds in trust for the purpose (x) moneys in an amount, or (y) noncallable Governmental Obligations the scheduled principal of and interest on which in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (z) a combination thereof, sufficient, in the case of (y) or (z), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, at maturity or upon redemption, all Bonds not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be;

(2)            the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)            the Company has delivered to the Trustee a Corporate Officer’s Certificate and an Opinion of Counsel, each stating that all the conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to subclause (y) of clause (1) of this Section, the obligations of the Trustee under Sections 11.03 and 11.05 shall survive.

Section 11.02       Deposited Moneys to be Held in Trust.

All moneys or Governmental Obligations deposited with the Trustee pursuant to Section 11.01 shall be held in trust and shall be available for payment as due, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the Bondholders for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee.

Section 11.03       Payment of Moneys Held by Paying Agents.

In connection with the satisfaction and discharge of this Indenture all moneys or Governmental Obligations then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

Section 11.04       Repayment to Company.

Any moneys or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of (or premium, if any) or interest on the Bonds that are not applied but remain unclaimed by the holders of such Bonds for at least two years after the date upon which the principal of (and premium, if any) or interest on such Bonds shall have respectively become due and payable, or such other shorter period set forth in applicable escheat or abandoned property law, shall be repaid to the Company on May 31 of each year or (if then held by the Company) shall be discharged from such trust; and thereupon the paying agent and the Trustee shall be released from all further liability with respect to such moneys or Governmental Obligations, and the holder of any of the Bonds entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof as an unsecured general creditor, unless an abandoned property law designates another Person.

Section 11.05       Reinstatement

If the Trustee (or other qualifying trustee or any paying agent appointed as provided herein) is unable to apply any moneys or Government Obligations in accordance with this Article 11 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Bonds shall be revived and reinstated as though no such deposit had occurred, until such time as the Trustee (or other qualifying trustee or paying agent) is permitted to apply all such moneys and Government Obligations in accordance with this Article 11; provided, however, that if the Company makes any payment of the principal of or premium, if any, or interest, if any, on the Bonds following the reinstatement of its obligations as aforesaid, the Company shall be subrogated to the rights of the Bondholders to receive such payment from the funds held by the Trustee (or other qualifying trustee or paying agent).

Article XII
IMMUNITY OF ORGANIZERS, MEMBERS, OFFICERS
AND MANAGERS

Section 12.01       No Recourse.

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Bond, or for any claim based thereon or otherwise in respect thereof, shall be had against any organizer, member, officer, director, employee, manager, agent or representative, past, present or future as such, of the Company or of any predecessor or successor entity, either directly or through the Company or any such predecessor or successor entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the organizers, members, officers, directors, employees, managers, agents or representatives, as such, of the Company or of any predecessor or successor entity, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Bonds or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such organizer, member, officer or manager as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Bonds or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Bonds.

Article XIII
SUBORDINATION

Section 13.01       Agreement to Subordinate.

The indebtedness evidenced by the Bonds including the principal amount thereof and accrued interest thereon shall be unsecured, and is hereby made, subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth in the following sections of this Article, to the prior payment in full of all Senior Indebtedness of the Company, whether now outstanding or hereafter incurred. Each Bondholder, by the acceptance thereof, agrees to and shall be bound by the provisions of this Article.

Section 13.02       Distribution on Dissolution, etc.

Upon any distribution of the assets of the Issuer upon any dissolution or winding-up or total liquidation of the Issuer (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Issuer or otherwise):

(1)            all indebtedness for Senior Indebtedness shall first be paid in full, or provision made for such payment, before any payment is made on account of the principal amount or interest accrued on the indebtedness evidenced by in this Indenture or in any of the Bonds;

(2)            any payment or distribution of assets of the Issuer, whether in cash, property or securities, to which Bondholders would be entitled except for the provisions of this Article, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for benefit of creditors or other liquidating agent making such payment or distribution, directly to the holders of Senior Indebtedness or their representative or representatives, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness;

(3)            in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer, whether in cash, property or securities, shall be received by Bondholders before all Senior Indebtedness is paid in full or provision made for its payment, such payments or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

(4)           any payments or distributions paid over to the holders of the Senior Indebtedness pursuant to this section and not applied in reduction of the amounts owing to Bondholders shall be deemed not to have discharged any of the obligations of the Issuer hereunder (and, to the extent that by operation of applicable law they are treated as doing so, the Issuer hereby agrees to indemnify the Bondholder on demand from and against any loss suffered or incurred by it in consequence thereof.

Upon any payment or distribution of assets of the Issuer referred to in this section, the Bondholders and the Trustee shall be entitled to rely upon a certificate of the trustee in bankruptcy, receiver, assignee for benefit of creditors or other liquidating agent making such payment for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this section.

Section 13.03       Subrogation of Indenture and Bonds.

Subject to the payment in full of all Senior Indebtedness, to the extent that the Issuer has made payment or distribution of assets to holders of Senior Indebtedness pursuant to section 13.02 or 13.04 hereof, the Bondholders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Issuer made on the Senior Indebtedness, until the principal and interest on the Bond shall be paid in full and no such payments or distributions to the holders of cash, property or securities which otherwise would be payable or distributable to the holders of Senior Indebtedness shall, as between the Issuer, its creditors other than the holders of Senior Indebtedness and the Bondholders be deemed to be a payment by the Issuer to or on account of the Senior Indebtedness, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Bondholders on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article XIII or elsewhere in this Indenture is intended to or shall impair, as between the Issuer and its creditors (other than the holders of Senior Indebtedness and the Bondholders) the obligation of the Issuer, which is unconditional and absolute, to pay to the Bondholders the principal of the Bonds and the interest accrued thereon, as and when the same shall become due and payable in accordance with its terms, or affect the relative rights of the Bondholders and creditors of the Issuer other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holders from exercising all remedies otherwise permitted by applicable law upon default under this Indenture subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy. For greater certainty, the fact that payment hereunder is prohibited by section 13.02 or 13.04 shall not prevent the failure to make such payment from being an Event of Default.

Section 13.04       No Payment if Senior Indebtedness in Default.

Upon demand for payment being made on the Senior Indebtedness or upon maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, then all principal and premium, if any, and interest and related fees and expenses associated with all such Senior Indebtedness shall first be paid in full, or shall first have been duly provided for, before any payment on account of principal of the Bond or any interest accrued thereon is made unless and until such default shall have been cured or waived or shall cease to exist. In the case of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate maturity thereof or demand payment thereof or in the case of any default in making payment on demand of any Senior Indebtedness which is payable on demand, then unless and until such default shall have been cured or waived or shall cease to exist:

(a)           no payment or distribution of assets of the Issuer (whether in cash, property or securities) shall be made by the Issuer with respect to the principal of the Bonds or any interest accrued thereon after the happening and during the continuance of such a default;

(b)          any payment or distribution of assets of the Issuer, (whether in cash, property or securities) to which the Bondholders would be entitled except for the provisions of this Article XIII, shall be paid or delivered directly to the holders of such Senior Indebtedness or their representative or, to the extent necessary to pay all Senior Indebtedness which is the subject of default in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness;

(c)           in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer, whether in cash, property or securities, shall be received by the Bondholders before all Senior Indebtedness is paid in full or provision made for its payment, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

(d)           any payments or distributions paid over to the holders of the Senior Indebtedness pursuant to this section and not applied in reduction of the amounts owing to the Bondholders shall be deemed not to have discharged any of the obligations of the Issuer hereunder (and, to the extent that by operation of applicable law they are treated as doing so, the Issuer hereby agrees to indemnify the Bondholders on demand from and against any loss suffered or incurred by them it consequence thereof).

Upon any payment or distribution of assets of the Issuer referred to in this section, the Bondholders and the Trustee shall be entitled to rely upon a certificate of the trustee in bankruptcy, receiver, assignee for benefit of creditors or other liquidating agent making such payment or distribution, delivered to the Bondholders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this section.

Section 13.05   Standstill.

As long as any Senior Indebtedness remains outstanding, the Trustee shall not, without prior written consent of the holder of the Senior Indebtedness :

(a)           exercise or seek to exercise any right or remedy with respect to an Event of Default including any collection or enforcement right or remedy; or

(b)          institute any action or proceeding against the Issuer or any of its assets including without limitation any possession, sale or foreclosure action or proceeding; or

(c)           contest, protest or object to any enforcement proceeding or other action commenced under the Senior Indebtedness.

for a period of 180 days after delivery of notice of an Event of Default to the holder of the Senior Indebtedness (the “Standstill Period”). The Trustee shall only be permitted to commence such enforcement proceedings upon the receipt of written consent from the holder of the Senior Indebtedness the following of the expiration of the Standstill Period.

Section 13.06       Rights of Bondholder Reserved.

Nothing contained in this Article or elsewhere in this Indenture is intended to or shall impair, as between the Issuer and the Bondholders, the obligation of the Issuer, which is absolute and unconditional, to pay to the holders of the Bonds the principal amount of the Bonds and interest accrued thereon as and when the same shall become due and payable in accordance with its terms, nor shall anything herein prevent the Bondholders from exercising all remedies otherwise permitted by applicable law and this Indenture upon default under this Indenture, subject to the rights, if any, under this Article XIII of the holders of Senior Indebtedness in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy.

Section 13.07       Subrogation Not to be Impaired.

No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

Section 13.08       Notice to the Trustee.

The Company will give prompt written notice to the Trustee of any fact known to the Company that would prohibit the Company from making any payment to or by the Trustee in respect of the Bonds in accordance with the provisions of this Article XIII. The Trustee will not be charged with the knowledge of the existence of any Senior Indebtedness or an event that would prohibit the making of any payment to or by the Trustee or any Paying Agent unless and until a Responsible Officer of the Trustee has received a written notice specifying such signed by the Company, or by a holder of Senior Indebtedness; and prior to the receipt of any such written notice, the Trustee will be entitled to assume that no such facts exist; provided that, if the Trustee will not have received the notice of any event that would prohibit the making of any payment to or by the Trustee or any Paying Agent provided for in this Section 13.07 at least five Business Days prior to the date upon which, by the terms of the Indenture, any monies will become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Bond), then, notwithstanding anything herein to the contrary, the Trustee will have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and will not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Bonds prior to such application. The foregoing will not apply if the Paying Agent is the Company. The Trustee will be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or agent of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or agent on behalf of any such holder.

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution in accordance with this Article XIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIII and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending such evidence being furnished to the Trustee or a judicial determination that such Person has the right to receive such payment.

Section 13.09       Senior Indebtedness to Trustee.

The Trustee, will not be deemed to owe any duty to the holders of Senior Indebtedness by reason of the execution of this Indenture, or any other supplemental indenture entered into in accordance with this Indenture, and will not be liable to any such holders if it will in good faith mistakenly pay over or distribute to or on behalf of the Bondholders or the Company moneys or assets to which any holders of Senior Indebtedness will be entitled by virtue of this Article XIII or otherwise.

Section 13.10       Other Provisions.

Each holder of a Bond by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XIII and appoints the Trustee its attorney-in-fact for any and all such purposes.

Without in any way limiting the generality of the foregoing, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Bondholders, without incurring responsibility to the Bondholders and without impairing or releasing the subordination provided in this Article XIII or the obligations hereunder of the holders of the Bonds to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company, as the case may be, and any other Person.

Article XIV
MISCELLANEOUS PROVISIONS

Section 14.01       Effect on Successors and Assigns.

All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 14.02       Actions by Successor.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any entity that shall at the time be the lawful successor of the Company.

Section 14.03       Surrender of Company Powers.

The Company by instrument in writing executed by authority of a Corporate Officer and delivered to the Trustee may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company and as to any successor entity.

Section 14.04       Notices.

Except as otherwise expressly provided herein any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Bonds to or on the Company may be given or served by being deposited first class postage prepaid in a post-office letterbox addressed (until another address is filed in writing by the Company with the Trustee), as follows: Knightscope, Inc. 1070 Terra Bella Avenue, Mountain View, California 94043; Attention: Chief Executive Officer. Any notice, election, request or demand by the Company or any Bondholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

Section 14.05       Governing Law.

This Indenture and each Bond shall be deemed to be a contract made under the internal laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of said State.

Section 14.06       Treatment of Bonds as Debt.

It is intended that the Bonds will be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention.

Section 14.07       Compliance Certificates and Opinions.

(a)           Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee a Corporate Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b)           Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include

(1)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)            a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)            a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 14.08       Payments on Business Days.

Except as set forth in a Corporate Officer’s Certificate, or established in one or more indentures supplemental to this Indenture, in any case where the date of maturity of interest or principal of any Bond or the date of redemption of any Bond shall not be a Business Day, then payment of interest or principal (and premium, if any) may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

Section 14.09       Counterparts.

This Indenture may be executed in any number of counterparts, and by different parties in separate counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 14.10       Separability.

In case any one or more of the provisions contained in this Indenture or in the Bonds shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Bonds, but this Indenture and such Bonds shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 14.11       Electronic Storage.

The parties agree that the transaction described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law. The Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide instructions (“Authorized Officers”) and containing signature specimen signatures of such Authorized Officers given pursuant to this Indenture and delivered using electronic means.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

KNIGHTSCOPE, INC. a Delaware corporation

By:
Name:
Its:

UMB BANK, N.A., as Trustee

By:
Name:
Title:

EXHIBIT A
(Form of Bond)

KNIGHTSCOPE, INC.

Public Safety Infrastructure Bonds due ______

No. [●]	No. of 10.00% Bonds (the “Bonds”): [●] Principal Amount of the Bonds: $[●]
Series: [●]
Maturity Date: [●]

KNIGHTSCOPE, INC., a Delaware corporation (the “Company”), for value received, promises to pay to [●], or its registered assigns (the “Holder”), the principal sum of up to $[●], as more particularly stated and revised from time to time by the Schedule of Exchanges of Interests in Bonds attached hereto, on the Maturity Date (as defined herein).

Interest Payment Dates:  Annual payments commencing December 31, 2024 and occurring on each anniversary thereafter until the Bonds are no longer outstanding or if any such day is not a Business Day, payment shall occur on the next Business Day. The initial interest payment for all Bonds shall be prorated to include interest accrued from the date of issuance to but excluding the Interest Payment Date.

Record Date: December 15th of each calendar year pertaining to an Interest Accrual Period (as defined herein).

Reference is made to the further provisions of this Certificate contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed manually or by facsimile by its duly authorized officer.

Dated: [●]

KNIGHTSCOPE, INC.,
a Delaware corporation
By:	/s/
Name:
Its:	Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

The Bonds are the 10.00% Bonds described in the within-mentioned Indenture. Dated: [●].

UMB Bank, N.A., as Trustee,

By:	/s/
Name:
Its:	Authorized Signatory

SCHEDULE OF EXCHANGES OF BONDS

The following exchanges of a part of this Certificate for an interest in another certificate or exchanges of a part of another certificate for an interest in this Certificate have been made: